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                                                                    Exhibit 99.7

                        MEMC ELECTRONIC MATERIALS, INC.

                                 COMMON SHARES
                      INITIALLY OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO STOCKHOLDERS OF

                        MEMC ELECTRONIC MATERIALS, INC.

To Our Clients:

     Enclosed for your consideration are a prospectus dated __________, 1998 (the "Prospectus"), and the "Instructions for Use of MEMC Electronic Materials, Inc. Rights Certificates" relating to the offer by MEMC Electronic Materials, Inc. (the "Company") of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, at a subscription price of $____ per share for each share of the Common Stock, in cash, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of shares of the Common Stock as of the close of business on __________, 199__ (the "Record Date"), other than VEBA Corporation or its permitted transferees. All undefined capitalized terms used herein have the definition ascribed to them in the accompanying Prospectus.

     As described in the Prospectus, you will receive ________ transferable Rights for each share of the Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $_________.__ per share (the "Subscription Price"). You will also have the right (the "Over-Subscription Privilege"), subject to proration, to subscribe for shares of the Common Stock available after satisfaction of all subscriptions pursuant to Basic Subscription Privileges ("Excess Shares"), at the Subscription Price. If there are insufficient Excess Shares to satisfy all exercised Over-Subscription Privileges, Excess Shares will be allocated pro rata among all the holders of the Rights exercising Over-Subscription Privileges, in proportion to the number of shares each such holder has purchased pursuant to his or her respective Basic Subscription Privilege. Your election to exercise the Over-Subscription Privilege must be made at the time you exercise the Basic Subscription Privilege in full.

     Rights are transferable and holders that wish to sell their Rights may do so. The Rights will trade on the New York Stock Exchange (the "NYSE") up to and including the close of business on the last trading day prior to the Expiration Date under the symbol, "WFRRT." It is anticipated that the Rights will trade on a "when issued" basis up to and including the Record Date.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

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EXERCISES AND SALES OF THE RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND
PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to elect to exercise any of your Rights to subscribe for shares of Common Stock, or to sell or otherwise transfer any Rights, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and "Instructions for Use of MEMC Electronic Materials, Inc. Rights Certificates." However, we urge you to read these documents carefully before instructing us to exercise or sell the Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the offering. The offering will expire at 5:00 P.M., New York City time, on ___________, 1998, unless the offering is extended by the Company. Once you have exercised a Right, such exercise may not be revoked, except as described in the Prospectus. If you wish to have us, on your behalf, exercise the Rights for any shares of the Common Stock to which you are entitled, or sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW & CO., INC. THEIR TOLL FREE TELEPHONE NUMBER IS (800) 566-9061.


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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $0.01 per share (the "Common Stock"), of MEMC Electronic Materials, Inc. (the "Company").

     This will instruct you whether to exercise, sell or transfer Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of MEMC Electronic Materials, Inc. Rights Certificates".


     BOX 1.  [_] Please do not exercise Rights for shares of the Common Stock.

     BOX 2.  [_] Please exercise Rights for shares of the Common Stock as set forth below:


                       NUMBER
                     OF RIGHTS   SUBSCRIPTION PRICE        PAYMENT
                     ---------   ------------------   -------------------
Basic Subscription
Privilege:            _____   X       $[_____]       =   $______ (Line 1)

Over-Subscription
Privilege:            _____   X       $[_____]       =   $______ (Line 2)


By exercising this Over-Subscription Privilege, the undersigned beneficial Rights holder hereby represents and certifies that the undersigned has fully exercised its Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

                           Total Payment Required  = $_______ (Sum of Lines
                                                   1 and 2; must equal
                                                   total of amounts in
                                                   Boxes 3 and 4)

     BOX 3. [_] Payment in the following amount is enclosed:  ____________

     BOX 4. [_] Please deduct payment from the following account maintained by you as follows:


___________________________  ____________________________
     Type of Account                   Account No.


Amount to be deducted: $ ____________________


Date: __________________, 1998           _______________________________


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     BOX 5. [_] Please sell _____ of my Rights.

     BOX 6. [_] Please cause the Subscription Agent to effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature in accordance with Paragraphs 3 and 4 of the Instructions.



     Beneficial Rights holder's Signature(s):__________________________________



     Beneficial Rights holder's Signature(s):__________________________________
                                                 (If held jointly)


Please type or print name(s) below:

                         _______________________________

                         _______________________________




     Signature(s) Guaranteed by:_________________________________
                                 Eligible Institution



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